UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2009

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	2
SIGNATURE	3
EXHIBIT INDEX	4
EX-99.1
EX-99.2

Item 8.01 Other Events

On June 1, 2009, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that it intends to raise $5 billion in common equity to satisfy a supervisory condition that the largest bank holding companies redeeming TARP (Troubled Asset Relief Program) preferred capital demonstrate access to the equity capital markets. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Also on June 1, 2009, JPMorgan Chase held an investor call relating to the TARP supervisory condition and the equity raise. In connection with that call, JPMorgan Chase made available an investor presentation. Exhibit 99.2 is a copy of slides furnished at, and posted on the Firm’s website in connection with, the presentation.

This current report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase’s actual results to differ materially from those described in the forward-looking statements can be found in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission and available on JPMorgan Chase’s website (www.jpmorganchase.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as expressly provided herein, information on these websites does not constitute part of this current report on Form 8-K. JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	JPMorgan Chase & Co. press release, dated June 1, 2009
99.2	JPMorgan Chase & Co. Investor Presentation Slides, dated June 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

	By:	/s/ Louis Rauchenberger
Louis Rauchenberger

Dated: June 1, 2009		Managing Director and Controller [Principal Accounting Officer]

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	JPMorgan Chase & Co. press release, dated June 1, 2009
99.2	JPMorgan Chase & Co. Investor Presentation Slides, dated June 1, 2009

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